Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2018 Results

•	Q3 2018 net revenue of $68.2 million, up 3.5% when compared to prior year and in line with guidance
•	Q3 2018 pro forma diluted EPS of $0.27 per share, up 4% from prior year and in line with guidance
•	Board of Directors declares $0.17 dividend to be paid in January 2019

MIAMI, FL – November 6, 2018 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the third quarter, which ended on September 28, 2018.

Q3 2018 net revenue (gross revenue less reimbursable expenses) was $68.2 million, up 3.5% from the same period in the prior year. Q3 2018 gross revenue was $73.8 million, up 3.3% from the same period in the prior year.

Q3 2018 pro forma diluted earnings per share were $0.27, up 4% when compared to $0.26 for the same period in the prior year. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.16 for the third quarter of 2018, as compared to $0.17 in the third quarter of 2017. During the third quarter of 2018, the Company recorded a $0.8 million, or $0.02 per diluted share, expense due to the remeasurement of an acquisition-related earnout liability.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.17 per share for its shareholders of record on December 21, 2018, to be paid on January 4, 2019.

At the end of the third quarter of 2018, the Company’s cash balances were $13.2 million. During the quarter, the Company utilized cash to pay down a net $2.0 million on its outstanding debt. During the third quarter of 2018, the Company did not repurchase shares under its stock repurchase program. As of the end of the third quarter of 2018, the Company’s remaining stock repurchase program authorization was $7.2 million.

“We continued to report solid operating results due to strong digital transformation, cloud and analytics demand, while continuing to transition our Oracle business from on-premise to cloud implementations,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “With Oracle cloud growth outpacing the on-premise decline, we continue to get closer to realizing the revenue growth fully reflected in our results.”

Based on the current economic outlook, the Company estimates total net revenue for the fourth quarter of 2018 to be in the range of $61.5 million and $63.5 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $66.5 million and $68.5 million. The Company estimates pro forma diluted earnings per share for the fourth quarter of 2018 to be in the range of $0.25 and $0.27.

Other Highlights

2018 Digital Awards – The Hackett Group announced HP and Shell as the winners of its 2018 Digital Awards, which spotlight companies that are on the cutting edge of digital transformation, including smart automation, robotic process automation, cognitive computing and advanced analytics. HP won the award in the automation category for its Finance Digital Transformation implementation, while Shell won in the advanced analytics category for its Data Science Center of Excellence project. Four other companies were also recognized as finalists. In the automation category, the finalists were HCR ManorCare and The Adecco Group. For advanced analytics, the finalists were Pfizer and Vodafone.

World-Class Finance Research – The Hackett Group issued a new research finding that finance must rise to the challenge of today’s volatile global markets and become a more effective strategic partner to senior management. The research found that finance is using digital transformation to help it excel in three key areas: running an efficient operation, delivering effective services and improving its customers’ experience. Broader adoption of digital technologies is already helping some finance organizations achieve all three objectives, the research found. Digital leaders, or finance functions that ranked “high” on a scorecard of technology metrics, operate at 44% lower cost than their peers and employ 45% fewer staff. They experience error rates that are 37% lower and spend 19% less time collecting and compiling data.

World-Class HR Research – The Hackett Group issued new research showing that world-class HR organizations now spend 26 percent less than peers on HR and operate with 32 percent fewer staff while driving dramatically higher levels of effectiveness, according to the latest analysis of benchmark data from The Hackett Group. Digital transformation is one key strategy that world-class HR organizations deploy to raise the performance bar, investing in cloud-based HR applications and services.

World-Class IT Research – The Hackett Group issued world-class IT performance research showing that IT organizations are currently struggling with the challenge of enabling their company’s digital transformation while at the same time transforming the IT function itself into a more customer-centric, innovative and agile operation. While these two missions are interdependent, given the finite resources of time, talent and capital, most IT organizations are finding it difficult to strike a balance, the research found.

On Tuesday, November 6, 2018 senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Third Quarter]. For International callers, please dial (517) 308-9371.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 6, 2018 and will run through 5:00 P.M. ET on Tuesday, November 20, 2018. To access the rebroadcast, please dial (866) 373-9220. For International callers, please dial (203) 369-0279.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 6, 2018 and will run through 5:00 P.M. ET on Tuesday, November 20, 2018. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, offering digital transformation including robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 15,200 benchmarking and performance studies with major corporations and government agencies, including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 87% of the DAX 30 and 59% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including these referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 28,	September 29,	September 28,		September 29,
	2018	2017	2018		2017
Revenue:
Revenue before reimbursements ("net revenue")	$68,243	$65,947	$205,332	$	$198,742
Reimbursements	5,597	5,515	16,890		17,719
Total revenue	73,840	71,462	222,222		216,461

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	41,361	39,807	125,975		120,906
Non-cash stock compensation expense	940	1,082	2,985		3,440
Acquisition-related compensation expense (benefit)	240	619	(549)		1,042
Acquisition-related non-cash stock compensation expense	731	794	1,452		1,720
Reimbursable expenses	5,597	5,515	16,890		17,719
Total cost of service	48,869	47,817	146,753		144,827

Selling, general and administrative costs	15,105	14,209	44,949		43,759
Non-cash stock compensation expense	850	894	2,495		2,427
Amortization of intangible assets	585	557	1,789		1,475
Acquisition-related costs	—	111	—		378
Acquisition-related contingent consideration liability	803	—	(3,750)		—
Restructuring costs	—	—	—		1,293
Total selling, general, and administrative expenses	17,343	15,771	45,483		49,332

Total costs and operating expenses	66,212	63,588	192,236		194,159

Income from operations	7,628	7,874	29,986		22,302

Other expense:
Interest expense	(158)	(184)	(515)		(401)

Income from operations before income taxes	7,470	7,690	29,471		21,901
Income tax expense	2,313	2,401	5,426		3,988
Net income	$5,157	$5,289	$24,045		$17,913

Basic net income per common share:
Income per common share from operations	$0.17	$0.18	$0.82		$0.62
Weighted average common shares outstanding	29,478	28,765	29,333		28,891

Diluted net income per common share:
Income per common share from operations	$0.16	$0.17	$0.75		$0.56
Weighted average common and common equivalent shares outstanding	32,593	31,958	32,214		32,254

Pro forma data (1):
Income from operations before income taxes	$7,470	$7,690	$29,471		$21,901
Non-cash stock compensation expense	1,790	1,976	5,480		5,867
Acquisition-related compensation expense (benefit)	240	619	(549)		1,042
Acquisition-related non-cash stock compensation expense	731	794	1,452		1,720
Acquisition-related costs	—	111	—		378
Acquisition-related contingent consideration liability	803	—	(3,750)		—
Restructuring costs	—	—	—		1,293
Amortization of intangible assets	585	557	1,789		1,475
Pro forma income before income taxes	11,619	11,747	33,893		33,676
Pro forma income tax expense	2,905	3,524	8,473		10,103
Pro forma net income	$8,714	$8,223	$25,420		$23,573

Pro forma basic net income per common share	$0.30	$0.29	$0.87		$0.82
Weighted average common shares outstanding	29,478	28,765	29,333		28,891

Pro forma diluted net income per common share	$0.27	$0.26	$0.79		$0.73
Weighted average common and common equivalent shares outstanding	32,593	31,958	32,214		32,254

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related one- time expense, cash and stock compensation expense (benefit), restructuring expenses and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 28,	December 29,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$13,177	$17,512
Accounts receivable and unbilled revenue, net	56,875	55,262
Prepaid expenses and other current assets	3,742	2,511
Total current assets	73,794	75,285

Property and equipment, net	24,313	18,851
Other assets	4,386	6,021
Goodwill, net	84,612	85,074
Total assets	$187,105	$185,231

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,119	$8,434
Accrued expenses and other liabilities	34,065	43,014
Total current liabilities	39,184	51,448
Non-current accrued expenses and other liabilities	244	1,268
Long-term deferred tax liability, net	7,805	6,240
Long-term debt	11,500	19,000
Total liabilities	58,733	77,956

Shareholders' equity	128,372	107,275
Total liabilities and shareholders' equity	$187,105	$185,231

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 28,	September 29,	June 29,
	2018	2017	2018
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$60,285	$56,107	$61,287
SAP Solutions (3)	7,958	9,840	8,327
Net revenue (4)	$68,243	$65,947	$69,614

Revenue Concentration:
(% of total revenue)
Top customer	7%	4%	6%
Top 5 customers	19%	12%	18%
Top 10 customers	26%	20%	25%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,046	1,022	1,043
Total headcount	1,290	1,259	1,291
Days sales outstanding (DSO)	70	71	68
Cash provided by (used in) operating activities (in thousands)	$9,521	$9,966	$(2,368)
Pro forma return on equity (5)	30%	35%	31%
Depreciation (in thousands)	$652	$590	$624
Amortization (in thousands)	$585	$557	$591

Remaining Plan authorization:
Shares purchased (in thousands)	-	182	-
Cost of shares repurchased (in thousands)	$—	$2,492	$—
Average price per share of shares purchased	$—	$13.73	$—
Remaining Plan authorization (in thousands)	$7,174	$3,138	$7,174

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	8	68	11
Cost of shares purchased (in thousands)	$118	$1,050	$182
Average price per share of shares purchased	$15.77	$15.50	$16.22

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.

(3)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 50% of which are offshore resources.
(4)	Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.
(5)	Twelve months of pro forma net income divided by average shareholder's equity.
(6)	Certain reclassifications have been made to conform with current reporting requirements.